EXHIBIT 23
Nashville, Tennessee
February 22, 2000




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-51589, 333-51591, 333-00141, 333-09448, 333-65789 and 333-93309 of
Dollar General Corporation on Form S-8 and Registration Statement Nos. 333-50541 and 333-80655 of Dollar General Corporation on Form S-3 of our report dated February 22, 2000, appearing in this Annual Report on Form 10-K of Dollar General Corporation for the year ended January 28, 2000.

Nashville, Tennessee
April 27, 2000